[Seal of the United States District Court for the District of Maryland]	UNITED STATES DISTRICT COURT DISTRICT OF MARYLAND 101 W. LOMBARD STREET BALTIMORE, MARYLAND 21201

Chambers of Hon. Marvin J. Garbis United States District Judge 410-962-7700

September 18, 2006

TO ALL COUNSEL OF RECORD

Re: Star v. RJR, MJG-01-1504

Dear Sir/Madam:

I have Mr. McMillan’s letter of September 5, 2006 and understand all parties’ interest in moving the case to final resolution.

I shall try to issue decisions on the pending matters within a month.

Yours truly,

/s/ Marvin J. Garbis
Marvin J. Garbis
United States District Judge